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                                                                    EXHIBIT 23.4



                          CONSENT OF FINANCIAL ADVISOR

Fox-Pitt, Kelton Inc. consents to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Synovus Financial Corporation, Registration Number 333-34070 of our opinion letter dated March 3, 2000, related to the acquisition of ProCard, Inc. included in the Proxy Statement/Prospectus to such Registration Statement at Appendix "B" and to all references to Fox-Pitt, Kelton in the Registration Statement and related Proxy Statement/Prospectus.


 /s/ Fox-Pitt, Kelton Inc.
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April 24, 2000